SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-COMSAT CORP. SER 1

          THE GABELLI PERFORMANCE PARTNERSHIP
                                 9/17/99           18,113-           45.5000
          GABELLI INTERNATIONAL LTD
                                 9/17/99            8,000-           45.5000
                                 9/13/99            2,000            27.8800
                                 9/08/99            1,000            30.6875
          GEMINI CAPITAL MANAGEMENT LIMITED
                                 9/17/99           21,916-           45.5000
          GAMCO INVESTORS, INC.
                                 9/17/99        1,117,494-           45.5000
                                 9/15/99            2,300            28.1766
                                 9/15/99            5,000-           28.0000
                                 9/14/99           23,000            29.0380
                                 9/10/99            5,000            28.4286
                                 9/10/99            5,000            28.5625
                                 9/10/99            2,000            28.4286
                                 9/09/99            1,500            29.7292
                                 9/09/99            2,500            30.6875
                                 9/09/99           10,000            30.2500
                                 9/08/99              800            30.3750
                                 9/08/99              300            30.3125
                                 9/08/99           25,500            30.4890
                                 9/01/99            7,800-             *DO
                                 8/30/99            5,000-           35.3750
                                 8/27/99            5,000-           35.5000
                                 8/26/99           15,000-           35.5271

























                                              SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-COMSAT CORP. SER 1

          GAMCO INVESTORS, INC.
                                 8/26/99           15,000-           35.4463
                                 8/25/99            5,000-           35.7500
                                 8/19/99            5,000            36.5625
                                 8/05/99            5,000            35.5500
                                 8/03/99              300            35.8750
          GABELLI ASSOCIATES LTD
                                 9/17/99           29,966-           45.5000
                                 8/30/99           14,000            35.1518
                                 8/30/99           10,000            35.4184
                                 8/20/99            3,000            36.4760
                                 8/18/99            3,000            36.2692
          GABELLI ASSOCIATES FUND
                                 9/17/99           61,052-           45.5000
                                 9/02/99            5,000            35.1875
                                 9/01/99           10,100            35.2203
                                 8/30/99           10,000            35.4184
                                 8/24/99           30,000            36.5598
                                 8/20/99           10,000            36.4760
                                 8/18/99           10,000            36.2692
          GABELLI GROUP CAPITAL PARTNERS, INC.
                                 9/17/99            4,744-           45.5000
                                 9/08/99            5,000            30.3650
          GABELLI FUNDS, LLC.
               THE GABELLI VALUE FUND,INC.
                                 9/17/99          126,242-           45.5000
                                 9/10/99           10,000            27.8885
                                 9/08/99           19,000            30.5408
                                 9/02/99           50,000            35.4054
                                 9/02/99            1,000            35.2375
               THE GABELLI UTILITIES FUND,INC.
                                 9/13/99              700            27.5500
                                 9/17/99              700-           45.5000


















                                              SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-COMSAT CORP. SER 1

               THE GABELLI TELECOMMUNICATION FUND
                                 9/17/99           55,121-           45.5000
                                 9/10/99            5,000            28.9500
                                 9/07/99           10,000            35.1625
                                 9/02/99           20,000            35.4054
               THE GABELLI SMALL CAP GROWTH FUND
                                 9/17/99           29,211-           45.5000
                                 8/19/99            3,000-           36.4488
               THE GABELLI GLOBAL MULTI MEDIA TRUST
                                 9/17/99           25,955-           45.5000
               THE GABELLI EQUITY TRUST,INC.
                                 9/17/99           82,332-           45.5000
               THE GABELLI EQUITY INCOME FUND
                                 9/17/99            8,233-           45.5000
               THE GABELLI COUCH POTATO FUND
                                 9/17/99           27,444-           45.5000
               THE GABELLI BLUE CHIP VALUE FUND
                                 9/17/99            1,022            45.5000
                                 9/17/99              706-           45.5000
               THE GABELLI ASSET FUND
                                 9/17/99          115,265-           45.5000
               THE GABELLI CAPITAL ASSET FUND
                                 9/17/99           24,700-           45.5000
                                 9/10/99            2,000            27.8885




















          (1) THE TRANSACTIONS ON 9/17/99 WERE IN CONNECTION WITH THE TENDER OFFER BY LOCKHEED MARTIN CORPORATION. ALL OTHER TRANSACTIONS WERE EFFECTED ON THE NYSE.


          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.